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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TIS MORTGAGE INVESTMENT COMPANY
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                        TIS Mortgage Investment Company
                        655 Montgomery Street, Suite 800
                        San Francisco, California 94111



                                 June 1, 1999



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of TIS Mortgage Investment Company on June 11, 1999, at 10:00 a.m., local time, at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California. At the meeting, we will elect two Class III directors, two Class I directors and two Class II directors. We will also conduct any other business that properly comes before the meeting or any adjournments or postponements of the meeting. We sent you a formal notice of the meeting on May 22, 1999.

     We are now enclosing our proxy statement and WHITE proxy card, with detailed information about the meeting, the election of directors and our Board's nominees for director. Also enclosed is our 1998 annual report. Please give this information your careful attention.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENTATION, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

     We would also like to bring to your attention several key facts that you should consider in the election of directors.

     As we previously advised you, Frederick G. Tobin has attempted to nominate himself and five other individuals (collectively, the "Tobin Committee") for election as directors. WE STRONGLY OPPOSE MR. TOBIN'S ATTEMPT TO NOMINATE SIX DIRECTORS TO THE COMPANY'S BOARD, AND WE PROPOSE THE ELECTION OF ALL SIX CURRENT DIRECTORS. We believe that his nominations are not valid, because Mr. Tobin was not a stockholder of record at the times required by our bylaws to be eligible to nominate directors. We have asked a court to rule that his nominations are invalid. We are currently awaiting the court's ruling on our motion and on Mr. Tobin's motion to dismiss or stay our action pending the decision a California court in a previously filed action to compel the holding of an annual meeting and seek certain other relief. See "Certain Information Concerning Nominations by Frederick G. Tobin - Nominations" in the enclosed proxy statement for more information. WE STRONGLY RECOMMEND THAT YOU NOT SIGN ANY PROXY CARD SENT TO YOU BY THE TOBIN COMMITTEE.

     You should know that last week Mr. Tobin testified to the following in the Company's action referred to above:

     1. As of the date of his testimony, Mr. Tobin did not know his nominees and had spoken briefly to either one or two of them, he was not sure. A stock broker and another individual had recruited a group of people interested in running for the Company's Board. The stockbroker and the other individual gave Mr. Tobin the names of the other candidates that he proposes to nominate, all of whom were unknown to Mr. Tobin.

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     2. Mr. Tobin does not know who is paying the expenses of the Tobin
Committee's proxy contest and litigation. He asked the stockbroker who was paying the expenses and was told, "Don't worry about it."

     WE STRONGLY BELIEVE THAT THE ELECTION OF THE PEOPLE MR. TOBIN PROPOSES
TO NOMINATE WOULD NOT BE IN THE BEST INTERESTS OF YOUR COMPANY. First, his testimony demonstrates that he has made little if any effort to determine whether his candidates are qualified to take over your Company's Board. Second, it is clear that the Tobin Committee cannot possibly have any coherent business plan for the management and operation of your Company, because they have never even bothered to have a meeting. Third, you should ask what responsible group of candidates would run for election as directors of a public company without finding out who is bankrolling them and pulling the strings behind the scenes and why. Fourth, you should ask why whoever is footing the bill for a very costly proxy contest and litigation is trying to stay hidden.

     The Tobin Committee is asking you to turn over 100% control of the Board to people who have proposed no plan to manage the Company, have not identified their management team, have not disclosed and do not know who their mysterious financial backers are and apparently have no experience as directors of a public company. They do not even take their prospective responsibilities seriously enough to bother to meet with each other. The chairman of the Tobin Committee, who claims to make all decisions in consultation with the other members of the Tobin Committee, has testified that he has talked to one of the other members and may have talked to another, or might have received a fax from him, he was not sure. DO NOT TURN CONTROL OF YOUR COMPANY OVER TO THIS GROUP WHO SHOW MORE INTEREST IN BEING ELECTED DIRECTORS THAN IN WHAT THEY WILL DO IF ELECTED.

     OUR BOARD IS INTIMATELY FAMILIAR WITH THE COMPANY AND THE REAL ESTATE INDUSTRY. WE FURTHER BELIEVE THAT A CHANGE IN THE BOARD AT THIS TIME WOULD BE HIGHLY DISRUPTIVE TO THE STRATEGY THE COMPANY IS ACTIVELY PURSUING. We are fully committed to returning the Company to profitability by changing its core business from investment in mortgage instruments to investment in a variety of real properties, such as multi-family housing, shopping centers and other development projects. To assist in the implementation of the Company's business strategy, we have revitalized the Board by accepting the resignations of five directors and reducing the number of directors from nine to six. We have also filled the resulting vacancies with two new directors, who we believe will advance our stockholders' interests through their energy, skills and expertise.

     AGAIN, YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENTATION, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. WE ALSO STRONGLY RECOMMEND THAT YOU NOT SIGN ANY PROXY CARD SENT BY THE TOBIN COMMITTEE.

     We thank you for your continued support.

                                          Sincerely yours,

                                          /s/ Douglas B. Fletcher

                                          Douglas B. Fletcher
                                          Chairman of the Board

                                          /s/ Lorraine O. Legg

                                          Lorraine O. Legg
                                          President and Chief Executive Officer

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